UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2011

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Carnegie Ave., Suite 100, Santa Ana,	California 92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 29, 2011, Iteris, Inc., a Delaware corporation (the “Company”), completed the sale of substantially all of its assets used in connection with the Company’s vehicle sensors business to Bendix Commercial Vehicle Systems LLC, a Delaware limited liability company (“Bendix”), pursuant to the terms of a previously announced Asset Purchase Agreement by and between the Company and Bendix dated as of July 25, 2011 (the “Agreement”).

Under the terms of the Agreement, Bendix paid the Company $14,000,000, subject to a $2,000,000 holdback and adjustments based upon the working capital of the vehicle sensors business at closing, and assumed certain specified obligations and liabilities of the vehicle sensors business.  The Company will be entitled to additional consideration in the form of certain performance and royalty-related earn-outs.  Bendix will pay to the Company an amount in cash equal to (i) 85% of revenue associated with royalties received under the Company’s license and distribution agreements with Audiovox Electronics Corporation and Valeo Schalter und Sensoren GmbH through December 31, 2017 and (ii) 30% of the amount, if any, by which the amount of revenue generated from the sale of the Company’s lane departure warning systems exceeds Bendix’s projection for such revenue for the two years following closing, each subject to certain reductions and limitations set forth in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1.  The representations, warranties and covenants of the Company contained in the Agreement have been made solely for the benefit of Bendix.  In addition, such representations, warranties and covenants (i) have been made only for purposes of the Agreement, (ii) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (iii) are qualified by information contained in confidential disclosure schedules that the Company provided to Bendix in connection with the execution of the Agreement, (iv) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (v) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.  Accordingly, the Agreement is not intended to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission.

Item 7.01 — Regulation FD Disclosure

On August 2, 2011, Iteris issued a press release announcing the closing of the transaction contemplated by the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company is a smaller reporting company.  As a result, pursuant to Rule 8-05 of Regulation S-X, no pro forma financial information related to the sale of substantially all of the Company’s assets used in connection with its vehicle sensors business described in Item 2.01 is presented.

(d)                                       Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement by and between Iteris, Inc. and Bendix Commercial Vehicle Systems LLC, dated as of July 25, 2011.
99.1	Press Release, dated August 2, 2011.

*

Portions of this exhibit are omitted and were filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under 24b-2 of the Securities Exchange Act of 1934. Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Iteris, Inc. undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERIS, INC.

Date: August 3, 2011	/s/ JAMES S. MIELE
James S. Miele
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Asset Purchase Agreement by and between Iteris, Inc. and Bendix Commercial Vehicle Systems LLC, dated as of July 25, 2011.
99.1	Press Release, dated August 2, 2011.

*

Portions of this exhibit are omitted and were filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under 24b-2 of the Securities Exchange Act of 1934. Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Iteris, Inc. undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.